                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-64367) pertaining to the Sonat Inc. Executive Award Plan and the related Prospectus and (ii) the Registration Statement (Form S-8, No. 33-50142) pertaining to the Sonat Savings Plan and the related Prospectus of our report dated January 16, 1998, with respect to the consolidated financial statements of Sonat Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        ERNST & YOUNG LLP

Birmingham, Alabama
March 23, 1998